UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2023

Univar Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3075 Highland Parkway, Suite 200, Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

(331) 777-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock ($0.01 par value)	UNVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 13, 2023, Univar Solutions Inc. (the “Company” or “Univar”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Windsor Parent, L.P., a Delaware limited partnership (“Parent”) and Windsor Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of funds managed by affiliates of Apollo Global Management, Inc. (“Apollo”), an alternative asset manager, and a wholly owned subsidiary of the Abu Dhabi Investment Authority (“ADIA”).

The Merger Agreement provides that, among other things, and on the terms and subject to the conditions of the Merger Agreement, (i) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Parent and (ii) at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of the Company, par value $0.01 per share (each such share, a “Share” and collectively, the “Common Stock”) (other than (a) certain Shares owned by the Company as treasury stock or otherwise or by Parent or Merger Sub and certain Shares owned by any direct or indirect wholly owned subsidiary of Parent (other than Merger Sub) or of the Company, in each case immediately prior to the Effective Time, (b) Shares issued and outstanding immediately prior to the Effective Time which are held by stockholders who have properly demanded appraisal for such Shares pursuant to Section 262 of the General Corporation Law of the State of Delaware and have complied with and have not waived, effectively withdrawn or lost their right to appraisal under Delaware law with respect to such Shares, and (c) Shares covered by share awards granted subject to any time-based vesting, forfeiture or other lapse restrictions), will be automatically converted into the right to receive $36.15 per Share in cash (the “Merger Consideration”), without interest.

The board of directors of the Company (the “Board”) has unanimously approved the Merger Agreement and the transactions contemplated thereby and resolved to recommend that the Company’s stockholders approve the adoption of the Merger Agreement. The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement at a stockholder meeting that will be held on a date, and at a time and place, to be announced when finalized.

The Merger Agreement provides that, following the Effective Time, the Common Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended.

Treatment of Company Equity Awards

At the Effective Time, on the terms and subject to the conditions of the Merger Agreement, each then-outstanding stock option, restricted share award, restricted stock unit, deferred stock unit and performance-based restricted stock unit (“PRSU”), will be cashed out based on the Merger Consideration, less any applicable withholdings. Each PRSU will become fully vested with respect to, for each PRSU granted in 2021, the greater of 170% of the target number of Shares covered by such award and the number of Shares covered by such award based on actual performance at a specified time prior to the Effective Time, for each PRSU granted in 2022, the greater of 150% of the target number of Shares covered by such award and the number of Shares covered by such award based on actual performance at a specified time prior to the Effective Time and for each PRSU granted in 2023, the target number of Shares covered by each award.

Conditions to Closing

The Closing (as defined in the Merger Agreement) is subject to the fulfillment or waiver of certain customary mutual closing conditions, including: (i) the adoption of the Merger Agreement by holders of a majority of the outstanding shares of Common Stock, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain other regulatory approvals, including other applicable antitrust and foreign investment reviews, and (iii) the absence of any order, decree or ruling by any other governmental entity in any jurisdiction in which Parent or the Company have material business operations and the absence of any law, statute, rule, regulation, decree, injunction or order in any jurisdiction in which Parent or the Company have material business operations that prohibits or makes the consummation of the Merger illegal. The obligation of each party to consummate the Merger is also conditioned upon certain unilateral closing conditions, including the other party’s representations and warranties being accurate (subject to certain customary materiality exceptions) and the other party having performed in all material respects all obligations and complied in all material respects with its covenants in the Merger Agreement. The obligation of Parent to consummate the Merger is additionally conditioned upon the absence of a material adverse effect on the Company since the execution of the Merger Agreement. The availability of the financing is not a condition to the consummation of the Merger. The transaction is expected to close in the second half of 2023.

No-Shop

Under the Merger Agreement, the Company has agreed to certain “no-shop” restrictions which require the Company not to, and to cause its affiliates and representatives not to, among other things, (i) solicit, initiate or knowingly encourage or knowingly facilitate any inquiries or proposals that would reasonably be expected to lead to an alternative acquisition proposal or otherwise participate or engage in any discussions or negotiations regarding an alternative acquisition proposal or (ii) provide access to properties, books and records or any nonpublic information relating to the Company or its subsidiaries to induce or facilitate the making of an alternative acquisition proposal. The Company may, however, prior to obtaining the adoption of the Merger Agreement by the Company’s stockholders, engage in discussions or negotiations and provide non-public information to a third party which has made a bona fide, written alternative acquisition proposal that did not result from a material breach of the “no-shop” restrictions and that the Board determines in good faith after consultation with its outside legal counsel and financial advisors that constitutes or would reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement).

Prior to obtaining the adoption of the Merger Agreement by the Company’s stockholders, the Board may, in certain circumstances, effect a Change of Recommendation (as defined in the Merger Agreement) and/or terminate the Merger Agreement to enter into a Superior Proposal, subject to complying with specified notice requirements to Parent and other conditions set forth in the Merger Agreement, including paying a termination fee to Parent in specified circumstances, as described below.

Termination and Fees

The Merger Agreement contains termination rights for each of the Company and Parent, including, among others, (i) subject to certain limitations, if the consummation of the Merger does not occur on or before the six month anniversary of the signing of the Merger Agreement subject to (x) up to one automatic three-month extension if on such date all of the closing conditions except those relating to regulatory approvals have been satisfied or waived (the “End Date”) and (y) extension if (A) the Marketing Period (as defined in the Merger Agreement) has commenced but has not yet been completed as of the close of business on the third business day immediately prior to the End Date (but other conditions to the Closing have been satisfied or waived), the End Date will be automatically extended until the earlier of the date that is three business days after the last day of the Marketing Period, (B) if the Marketing Period has commenced on or prior to the End Date but not been completed three business days prior to the End Date or could have commenced on or prior to the End Date but did not as a result of certain black-out periods, then the End Date will be extended to the third business day following the final day of the first 18 consecutive day period beginning on September 5, 2023, and (C) if the Marketing Period has commenced on or prior to the End Date but not been completed by the date that is three business days prior to the End Date and would subsequently be deemed not to have commenced as a result of any required financial information becoming stale, the End Date may be extended for a period of up to 45 days, and (ii) if the adoption by the Company’s stockholders of the Merger Agreement is not obtained following the meeting of the Company’s stockholders for purposes of obtaining such approval. In addition, subject to certain conditions, the Merger Agreement may be terminated (i) by Parent if the Board effects a Change of Recommendation or (ii) by the Company if the Company terminates the Merger Agreement to enter into a definitive contract with respect to a Superior Proposal. The Company and Parent may also terminate the Merger Agreement by mutual written consent.

The Company is required to pay Parent a termination fee of $204,190,000 in cash upon termination of the Merger Agreement under specified circumstances, including, among others, the Board effecting a Change of Recommendation or the termination of the Merger Agreement by the Company to enter into definitive contract with respect to a Superior Proposal.

The Merger Agreement also provides that a reverse termination fee of $379,200,000 in cash will be payable by Parent to the Company under specified circumstances, including, among others, if (i) Parent fails to timely consummate the Merger following the completion of the Marketing Period (as defined in the Merger Agreement) after the satisfaction or waiver of certain closing conditions and the Company standing ready to consummate the Closing and (ii) Parent materially breaches its representations, warranties, covenants or agreements under the Merger Agreement such that there is a failure of certain conditions to the Merger that is not timely cured.

The Merger Agreement further provides that a regulatory termination fee of $291,690,000 in cash will be payable by Parent to the Company under specified circumstances, including if (i) Windsor or Parent terminates the Merger Agreement as of the End Date and all conditions to Closing have been satisfied other than regulatory-related conditions (including approval by the Committee on Foreign Investment in the United States) or (ii) Windsor or Parent terminates the Merger Agreement due to a final, non-appealable order enjoining or prohibiting the Merger that relates to an antitrust or foreign investment law.

The Merger Agreement also provides that, in certain circumstances, either party may seek to compel the other party to specifically perform its obligations under the Merger Agreement (including subject to the terms and conditions of the Merger Agreement and the equity commitment letter, to force Parent to enforce the equity commitment letter and to close the transaction).

Financing

Parent has obtained equity financing and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses.

Affiliates of funds managed by affiliates of Apollo, on the one hand, and a wholly owned subsidiary of ADIA, on the other hand (each, an “Investor”, collectively, the “Investors”) have severally committed to capitalize Parent at the Closing with an aggregate equity contribution equal to $3.8 billion on the terms and subject to the conditions set forth in the signed equity commitment letter.

Certain financial institutions have severally committed to provide Parent debt financing consisting of a $2.1 billion senior secured term loan facility, a $2.0 billion senior secured bridge loan facility, and a $1.4 billion senior secured asset-based revolving facility on the terms set forth in related debt commitment letters. The obligations of the lenders to provide debt financing under the debt commitment letters are subject to a number of customary conditions.

Limited Guarantee

Concurrently with the execution of the Merger Agreement, the Investors entered into a limited guarantee with the Company pursuant to which they agreed to severally guarantee the obligations of Parent and Merger Sub under the Merger Agreement, including payment of the reverse termination fee or regulatory reverse termination fee, damages payable by Parent for fraud or a willful and material breach of the Merger Agreement and certain other reimbursement obligations and expenses under the Merger Agreement, in each case subject to the terms and conditions set forth in the Merger Agreement.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use reasonable best efforts to conduct its business in the ordinary course, use commercially reasonable efforts to preserve its business organization intact and maintain existing relations with key governmental entities and third parties, and refrain from taking certain types of actions without Parent’s consent during the period between the date of the Merger Agreement and the Closing. The parties have agreed to use reasonable best efforts to take all actions necessary, proper or advisable to consummate the Merger as promptly as practicable, including an obligation to take any and all actions, including defending against any litigation challenging the transaction, and to commit and agree to any divestitures with respect to Windsor and to commit to any go-forward restrictions or obligations on Windsor after Closing, to permit Closing by the End Date.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Merger Agreement and the above description have been included to provide investors with information regarding its terms. They are not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent, Merger Sub or their respective affiliates and the transaction contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement (the “Proxy Statement”), as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Item 8.01	Other Events.

On March 14, 2023, the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, entered into by and among Windsor Parent, L.P., Windsor Merger Sub, Inc. and Univar Solutions Inc., dated as of March 13, 2023

99.1	Univar Solutions Inc. Press Release, dated March 14, 2023

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the SEC; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

Additional Information About the Proposed Transaction and Where to Find It

This communication relates to the proposed transaction among the Company, Parent, Merger Sub and certain of their affiliates. In connection with the proposed transaction, the Company will file relevant materials with the SEC, including the Proxy Statement. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND STOCKHOLDERS OF UNIVAR ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IN CONNECTION WITH THE PROPOSED TRANSACTION

WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT UNIVAR, PARENT, MERGER SUB, CERTAIN OF THEIR AFFILIATES, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting the Company’s investor relations website, https://investors.univarsolutions.com/home/default.aspx.

Participants in the Solicitation of Proxies

Under SEC rules, the Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of the Common Stock in connection with the proposed transaction. Information about the directors and executive officers of the Company and their ownership of the Common Stock is set forth in the definitive proxy statement for the Company’s 2022 Annual Meeting of Stockholders, which was filed with the SEC on March 23, 2022, or its Annual Report on Form 10-K for the year ended December 31, 2022, and in other documents filed by the Company with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions.

Forward-Looking Statements and Information

This communication contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. All forward-looking statements made in this communication are qualified by this cautionary language.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. Potential factors that could affect such forward-looking statements include, among others: general economic conditions, particularly fluctuations in industrial production and consumption and the timing and extent of economic downturns; significant changes in the business strategies of producers or in the operations of customers; increased competitive pressures, including as a result of competitor consolidation; potential supply chain disruptions; significant changes in the pricing, demand and availability of chemicals; potential cybersecurity incidents, including security breaches; the Company’s indebtedness, the restrictions imposed by, and costs associated with, its debt instruments, and its ability to obtain additional financing; the broad spectrum of laws and regulations that the Company is subject to, including extensive environmental, health and safety laws and regulations and changes in tax laws; an inability to generate sufficient working capital; transportation related challenges, including increases in transportation and fuel costs, changes in the Company’s relationship with third party transportation providers, and ability to attract and retain qualified drivers; accidents, safety failures, environmental damage, product quality issues, delivery failures or hazards and risks related to its operations and the hazardous materials it handles; potential inability to obtain adequate insurance coverage; ongoing litigation, potential product liability claims and recalls, and other environmental, legal and regulatory risks; challenges associated with international operations; exposure to interest rate and currency fluctuations; an inability to integrate the business and systems of companies it acquires, including failure to realize the anticipated benefits of such acquisitions; possible impairment of goodwill and intangible assets; its ability to attract or retain a qualified and diverse workforce; negative developments affecting its pension plans and multi-employer pensions; labor disruptions associated with the unionized portion of its workforce; its ability to execute on its initiatives and goals related to environmental, social, and governance (“ESG”) matters and the increasing legal and regulatory focus on ESG; the impacts resulting from the conflict in Ukraine or related geopolitical tensions; that a condition to the closing of the proposed transaction that may not be satisfied; the occurrence of any event that can give rise to termination of the proposed transaction; the failure to obtain approval of the proposed transaction by the Company’s stockholders; the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; management’s time and attention being diverted to issues related to the proposed transaction; the Company’s ability to meet expectations regarding the timing and completion of the proposed transaction; disruption from the proposed transaction making it more difficult to maintain business, contractual and operational relationships; the institution of legal proceedings against the Company, Parent, Merger Sub and certain of their affiliates related to the proposed transaction; the Company becoming unable to retain or hire key personnel due to the proposed transaction; the announcement of the proposed transaction having a negative effect on the market price of the Common Stock or operating results; the ability of the Company to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, conflict, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the COVID-19 pandemic; the impact of public health crises, such as pandemics (including the COVID-19 pandemic) and epidemics and any related Company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets, including any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down or similar actions and policies; actions by third parties, including government agencies; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the Company’s ability to meet expectations regarding the accounting and tax treatments of the proposed transaction; and the other factors described in the Company’s filings with the SEC. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and to other documents filed by the Company with the SEC, including subsequent Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. In addition, the Company will discuss certain of these risks in greater detail, as well as other risks associated with the proposed transaction, in the Proxy Statement. We caution you that the forward-looking information presented in this communication is not a guarantee of future events or results, and that actual events or results may differ materially from those made in or suggested by the forward-looking information contained in this communication.

Any forward-looking statements represent the Company’s views only as of the date of this communication and should not be relied upon as representing the Company’s views as of any subsequent date, and the Company undertakes no obligation, other than as may be required by law, to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2023	Univar Solutions Inc.

	By:	/s/ Noelle J. Perkins
	Name:	Noelle J. Perkins
	Title:	Senior Vice President, General Counsel and Secretary